MANAGEMENT FEE WAIVER AGREEMENT

THIS MANAGEMENT FEE WAIVER AGREEMENT, effective as of April 30, 2012, by and between MetLife Advisers, LLC (the “Adviser”) and Met Investors Series Trust (the “Trust”) on behalf of each series of the Trust listed in Section 1 of this Agreement (each a “Portfolio,” and collectively, the “Portfolios”).

WHEREAS, the Trust is a Delaware statutory trust organized under the Agreement and Declaration of Trust, and is registered under the Investment Company Act of 1940, as amended, as an open-end management company of the series type, and each Portfolio is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into a Management Agreement dated December 8, 2000, as amended from time to time (“Management Agreement”) pursuant to which the Adviser provides investment management services to each Portfolio for compensation based on the value of the average daily net assets of each Portfolio;

WHEREAS, the Trust and the Adviser desire to modify the compensation payable to the Adviser by the Portfolios under the Management Agreement for the period from April 30, 2012 to April 30, 2013.

NOW, THEREFORE, the Trust and the Adviser hereby agree as follows:

1. Management Fee Waivers. Until April 30, 2013, the Adviser will waive such portion of the management fee payable to it under the Management Agreement relating to each Portfolio, as is necessary to reduce the total management fee of each Portfolio to the following annual percentages of the average daily net assets of each Portfolio as set forth below:

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
BlackRock Large Cap Core Portfolio	0.625% of first $250 million of such assets plus 0.600% of such assets over $250 million up to $500 million plus 0.575% of such assets over $500 million up to $1 billion plus 0.550% on such assets over $1 billion up to $2 billion plus 0.500% of such assets over $2 billion	0.625% of first $250 million of such assets plus 0.600% of such assets over $250 million up to $500 million plus 0.550% of such assets over $500 million up to $1 billion plus 0.525% on such assets over $1 billion up to $2 billion plus 0.500% of such assets over $2 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Dreman Small Cap Value Portfolio	0.800% of first $100 million of such assets plus 0.775% of such assets over $100 million up to $500 million plus 0.750% of such assets over $500 million up to $1.0 billion plus 0.725% of such assets over $1 billion	0.800% of first $100 million of such assets plus 0.775% of such assets over $100 million up to $400 million plus 0.725% of such assets over $400 million up to $1.5 billion plus 0.675% of such assets over $1.5 billion

Met/Franklin Income Portfolio	0.800% of the first $200 million of such assets plus 0.675% of such assets over $200 million up to $500 million plus 0.650% of such assets over $500 million

0.800% of the first $200 million of such assets plus 0.675% of such assets over $200 million up to $500 million plus 0.650% of such assets over $500 million*

*  For purposes of determining the annual advisory fee rate pursuant to Schedule A of the Investment Advisory Agreement, as amended, relating to the Met/Franklin Income Portfolio (the “Advisory Agreement”), the assets of the Met/Franklin Income Portfolio are aggregated with the assets of the Met/Franklin Low Duration Total Return Portfolio, Met/Franklin Mutual Shares Portfolio, Met/Templeton Growth Portfolio and Met/Templeton International Bond Portfolio (collectively, the “Related Portfolios”). The aggregated assets of the Related Portfolios are then applied to the fee schedule set forth in Schedule A of the Advisory Agreement and the resulting effective

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
rate is applied to the actual assets of the Met/Franklin Income Portfolio to determine the annual advisory fee rate. The difference in the advisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Related Portfolios shall be deducted from the management fee payable by the Met/Franklin Income Portfolio to the Adviser pursuant to the Management Agreement.

Met/Franklin Low Duration Total Return Portfolio	0.52% of the first $100 million of such assets plus 0.51% of such assets over $100 million up to $250 million plus 0.50% of such assets over $250 million up to $500 million plus 0.49% of such assets over $500 million up to $1 billion plus 0.47% of such assets over $1 billion up to $1.5 billion plus 0.45% of such assets over $1.5 billion

0.52% of the first $100 million of such assets plus 0.51% of such assets over $100 million up to $250 million plus 0.50% of such assets over $250 million up to $500 million plus 0.49% of such assets over $500 million up to $1 billion plus 0.47% of such assets over $1 billion up to $1.5 billion plus 0.45% of such assets over $1.5 billion*

*  For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to the Met/Franklin Low Duration Total Return Portfolio (the “Subadvisory Agreement”), the assets of the Met/Franklin Low Duration Total Return Portfolio are aggregated with the assets of the Met/Franklin Income Portfolio, Met/Franklin

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
		Mutual Shares Portfolio, Met/Templeton Growth Portfolio and Met/Templeton International Bond Portfolio (collectively, the “Related Portfolios”). The aggregated assets of the Related Portfolios are then applied to the fee schedule set forth in Schedule A of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Met/Franklin Low Duration Total Return Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Related Portfolios shall be deducted from the management fee payable by the Met/Franklin Low Duration Total Return Portfolio to the Adviser pursuant to the Management Agreement.

Met/Franklin Mutual Shares Portfolio	0.80%	0.80% of the first $1 billion of such assets plus 0.78% of such assets over $1 billion

Harris Oakmark International Portfolio	0.85% of the first $100 million of such assets plus 0.80% of such assets over $100 million up to $1 billion plus 0.75% of such assets over $1 billion	0.850% of the first $100 million of such assets plus 0.800% of such assets over $100 million up to $1 billion plus 0.725% of such assets over $1 billion

Invesco Small Cap Growth Portfolio	0.88% of the first $500 million of such assets plus 0.83% of such assets over $500 million	0.83%

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Janus Forty Portfolio	0.650% of the first $1 billion of such assets plus 0.600% of such assets over $1 billion	0.650% of the first $1 billion of such assets plus 0.575% of such assets over $1 billion

Lord Abbett Mid Cap Value Portfolio	0.700% of the first $200 million of such assets plus 0.650% of such assets over $200 million up to $500 million plus 0.625% of such assets over $500 million	0.650% of the first $900 million of such assets plus 0.625% of such assets over $900 million up to $1 billion plus 0.600% of such assets over $1 billion

MFS® Research International Portfolio	0.80% of the first $200 million of such assets plus 0.75% of such assets over $200 million up to $500 million plus 0.70% of such assets over $500 million up to $1 billion plus 0.65% of such assets over $1 billion	0.70% of the first $1 billion of such assets plus 0.65% of such assets over $1 billion up to $1.5 billion plus 0.55% of such assets over $1.5 billion

Morgan Stanley Mid Cap Growth Portfolio	0.700% of the first $200 million of such assets plus 0.650% of such assets over $200 million up to $500 million plus 0.625% of such assets over $500 million	0.650% of the first $500 million of such assets plus 0.625% of such assets over $500 million

Pioneer Fund Portfolio	0.70% of the first $200 million of such assets plus 0.65% of such assets over $200 million up to $500 million plus 0.60% of such assets over $500 million up to $2 billion plus 0.55% of such assets over $2 billion	0.675% of the first $200 million of such assets plus 0.625% of such assets over $200 million up to $500 million plus 0.600% of such assets over $500 million up to $1 billion plus 0.575% of such assets over $1 billion up to $2 billion plus 0.550% of such assets over $2 billion

Rainier Large Cap Equity Portfolio	0.700% of the first $150 million of such assets plus 0.675% of such assets over $150 million up to $300 million plus 0.650% of such assets over $300 million up to $1 billion plus 0.600% of such assets over $1 billion	0.700% of the first $150 million of such assets plus 0.650% of such assets over $150 million up to $500 million plus 0.625% of such assets over $500 million up to $1 billion plus 0.600% of such assets over $1 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Met/Templeton Growth Portfolio	0.70% of the first $100 million of such assets plus 0.68% of such assets over $100 million up to $250 million plus 0.67% of such assets over $250 million up to $500 million plus 0.66% of such assets over $500 million up to $750 million plus 0.65% of such assets over $750 million

0.70% of the first $100 million of such assets plus 0.68% of such assets over $100 million up to $250 million plus 0.67% of such assets over $250 million up to $500 million plus 0.66% of such assets over $500 million up to $750 million plus 0.65% of such assets over $750 million*

*  For purposes of determining the annual advisory fee rate pursuant to Schedule A of the Investment Advisory Agreement, as amended, relating to the Met/Templeton Growth Portfolio (the “Advisory Agreement”), the assets of the Met/Templeton Growth Portfolio are aggregated with the assets of the Met/Franklin Income Portfolio, Met/Franklin Low Duration Total Return Portfolio, Met/Franklin Mutual Shares Portfolio and Met/Templeton International Bond Portfolio (collectively, the “Related Portfolios”). The aggregated assets of the Related Portfolios are then applied to the fee schedule set forth in Schedule A of the Advisory Agreement and the resulting effective rate is applied to the actual assets of the Met/Templeton Growth Portfolio to determine the annual advisory fee rate. The

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
difference in the advisory fee payable by the Adviser to Templeton Global Advisors Limited, if any, from the aggregation of the assets of the Related Portfolios shall be deducted from the management fee payable by the Met/Templeton Growth Portfolio to the Adviser pursuant to the Management Agreement.

Third Avenue Small Cap Value Portfolio	0.750% of the first $1 billion of such assets plus 0.700% of such assets over $1 billion	0.750% of the first $1 billion of such assets plus 0.650% of such assets over $1 billion

Turner Mid Cap Growth Portfolio	0.80% of the first $300 million of such assets plus 0.70% of such assets over $300 million	0.80% of the first $300 million of such assets plus 0.70% of such assets over $300 million up to $400 million plus 0.65% of such assets over $400 million

Van Kampen Comstock Portfolio	0.650% of the first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.525% of such assets over $1 billion	0.650% of the first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.500% of such assets over $1 billion up to $2 billion plus 0.475% of such assets over $2 billion

2. The Adviser may by notice in writing to the Trust terminate its obligation under Section 1 to waive fees with respect to any Portfolio following April 30, 2013 (or change the percentage specified in Section 1 with respect to each Portfolio), but no such change shall affect the obligation (including the amount of the obligation) of the Trust to repay amounts of fees waived or expenses borne by the Adviser during the periods prior to the date specified in such notice, if any obligation is in effect pursuant to the Amended and Restated Expense Limitation Agreement, dated as of October 9, 2001, as amended, by and between the Adviser and the Trust.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers there unto duly authorized as of the day and year first written above.

MET INVESTORS SERIES TRUST on behalf of the Portfolios		METLIFE ADVISERS, LLC

By:	/s/ Jeffrey A. Tupper	By:	/s/ Jeffrey A. Tupper
Name:	Jeffrey A. Tupper	Name:	Jeffrey A. Tupper
Title:	Treasurer	Title:	Vice President

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